EXHIBIT 32.1

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Annual Report of PermRock Royalty Trust (the “Trust”) on Form 10-K for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the Trustee of the Trust, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

ARGENT TRUST COMPANY, TRUSTEE FOR PERMROCK ROYALTY TRUST

Date: March 28, 2025	By:	/s/ Jana Egeler
Jana Egeler
VP Trust Administrator
Argent Trust Company

A signed original of this written statement required by Section 906 has been provided to PermRock Royalty Trust and will be retained by PermRock Royalty Trust and furnished to the Securities and Exchange Commission or its Staff upon request.